Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-09305, 333-53746, 333-89707, 333-104788, 333-116660, 333-135596, 333-166287, 333-166544 and 333-176810 on Form S-8 of our report dated February 26, 2015, relating to the financial statements and financial statement schedules of Pegasystems Inc., and the effectiveness of Pegasystems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 25, 2016